FOR IMMEDIATE RELEASE January 21, 2025	Exhibit 99.1

For more information

Kathryn Shrout Mistich, VP, Investor Relations Manager

504.539.7836 or kathryn.mistich@hancockwhitney.com

Hancock Whitney Acquiring Sabal Trust Company

Strategic Acquisition Will Expand Wealth Management Line of Business and Strengthen Commitment to Central Florida

GULFPORT, Miss. (January 21, 2025) — Hancock Whitney Corporation (Nasdaq: HWC) (“the Company”) today announced that Hancock Whitney Bank, its wholly owned bank subsidiary, entered into an agreement to acquire the non-depository trust company, Sabal Trust Company (“Sabal”), based in St. Petersburg, Florida.

"This transaction is an excellent strategic opportunity to expand our wealth and asset management group within the high-growth Florida market and to add a strong team to our wealth and asset management business,” said John M. Hairston, President & CEO. “With the combination, we believe Hancock Whitney will have one of the most talented teams of advisors located across the Gulf South, and the opportunity to grow fee income and expand relationships with private banking, wholesale banking, and retail services offerings.”

Financial terms of the transaction were not disclosed. The transaction is expected to be immediately accretive to GAAP EPS excluding one-time costs and meets or exceeds the Company’s minimum thresholds for Internal Rate of Return (IRR) and Return on Invested Capital (ROIC).

The business being acquired has four locations within the greater Tampa, Florida and Orlando, Florida metropolitan statistical areas (“MSAs”), and would build the Company’s market share of investment management and trust business in these high-growth markets.

Sabal earned revenues of $22.1 million in the year ended December 31, 2024, and had assets under management of approximately $3 billion at December 31, 2024.

The transaction is expected to close during the second quarter of 2025, subject to receipt of regulatory approvals and the satisfaction of other customary closing conditions. Wachtell, Lipton, Rosen & Katz is serving as legal advisor.

Hancock Whitney Acquiring Sabal Trust Company

January 21, 2025

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; and mortgage services. The company also operates combined loan and deposit production offices in the greater metropolitan areas of Nashville, Tennessee and Atlanta, Georgia. More information is available at www.hancockwhitney.com.

About Sabal Trust Company

Sabal Trust Company is the largest independent, employee-owned non-depository trust company in Florida. Sabal Trust Company is headquartered in St. Petersburg, Florida, and has additional offices in Tampa, Sarasota, and the Villages, Florida and has assets under management of approximately $3 billion. Sabal Trust Company provides trust administration, investment management, retirement planning, estate settlement, and family office services. More information is available at www.sabaltrust.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of, and subject to the protections of, section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Statements about the proposed acquisition, including future financial and operating results, may differ materially from those set forth in the forward looking statements, including as a result of changes in the level of business contracts to be acquired, the ability to retain customers and employees following closing, receipt of certain third party or regulatory approvals and the ability to realize expected cost savings or other synergies from the acquisition. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024 and in other periodic reports that we file with the SEC.

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